Articles of Amendment
to
Articles of Incorporation
of

FILED
SECRETARY OF STATE
DIVISION OF CORPORATIONS

2017 MAR 27 AM 4:30

Social Investment Holdings, Inc.

(Name of Corporation as currently filed with the Florida Dept. of State)

P17000009861

(Document Number of Corporation (if known)

Pursuant to the provisions of section 607.1006, Florida Statutes, this ***Florida Profit Corporation*** adopts the following amendment(s) to its Articles of Incorporation:

A. If amending name, enter the new name of the corporation:

_______________ *The new name must be distinguishable and contain the word "corporation," "company," or "incorporated" or the abbreviation "Corp.," "Inc.," or Co.," or the designation "Corp," "Inc," or "Co". A professional corporation name must contain the word "chartered," "professional association," or the abbreviation "P.A."*

B. Enter new principal office address, if applicable:
(Principal office address MUST BE A STREET ADDRESS)

C. Enter new mailing address, if applicable:
(Mailing address MAY BE A POST OFFICE BOX)

D. If amending the registered agent and/or registered office address in Florida, enter the name of the new registered agent and/or the new registered office address:

Name of New Registered Agent _______________

2121 SW 3rd Ave., Suite 601
(Florida street address)

New Registered Office Address: Miami, Florida 33129
(City) *(Zip Code)*

New Registered Agent's Signature, if changing Registered Agent:
I hereby accept the appointment as registered agent. I am familiar with and accept the obligations of the position.

____
Signature of New Registered Agent, if changing

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
1) ___ Change ___ Add X Remove	P	Andrew East	2121 SW 3rd Ave., Suite 601 Miami, FL 33129
2) ___ Change X Add ___ Remove	P	Julius V. Jackson Sr.	2121 SW 3rd Ave, Suite 601 Miami, FL 33129
3) X Change ___ Add ___ Remove	CEO	John E. Oxendine	2121 SW 3rd Ave, Suite 601 Miami, FL 33129
4) ___ Change X Add ___ Remove	EC	Tina W. Jonas	2121 SW 3rd Ave., Suite 601 Miami, FL 33129
5) ___ Change X Add ___ Remove	D	I. Rhodes Robinson	7220 Financial Way, Suite 100 Jacksonville, FL 32256
6) ___ Change X Add ___ Remove	ST	Kenneth W. Timbrook	2121 SW 3rd Ave., Suite 601 Miami, FL 33129

If amending the Officers and/or Directors, enter the title and name of each officer/director being removed and title, name, and address of each Officer and/or Director being added:

(Attach additional sheets, if necessary)

Please note the officer/director title by the first letter of the office title:

P = President; V= Vice President; T= Treasurer; S= Secretary; D= Director; TR= Trustee; C = Chairman or Clerk; CEO = Chief Executive Officer; CFO = Chief Financial Officer. If an officer/director holds more than one title, list the first letter of each office held. President, Treasurer, Director would be PTD.

Changes should be noted in the following manner. Currently John Doe is listed as the PST and Mike Jones is listed as the V. There is a change, Mike Jones leaves the corporation, Sally Smith is named the V and S. These should be noted as John Doe, PT as a Change, Mike Jones, V as Remove, and Sally Smith, SV as an Add.

Example:

X Change	PT	John Doe
X Remove	V	Mike Jones
X Add	SV	Sally Smith

Type of Action (Check One)	Title	Name	Address
7) ___ Change	D	Timothy M. Lane	2121 SW 3rd Ave, Suite 601
X Add			Miami FL 33129
___ Remove			
8) ___ Change	D	Robert Curbelo	2121 SW 3rd Ave., Suite 601
X Add			Miami, FL 33129
___ Remove			
9) ___ Change	D	Gordon G. Murdock	2121 SW 3rd Ave., Suite 601
X Add			Miami, FL 33129
___ Remove			
10 X Change	D	N. Patrick Range, II	5727 Northwest 17th Ave
___ Add			Miami, FL 33142
___ Remove			
5) ___ Change	___	___	___
___ Add			___
___ Remove			___
6) ___ Change	___	___	___
___ Add			___
___ Remove			___

cont.

E. If amending or adding additional Articles, enter change(s) here:
(Attach *additional sheets, if necessary*). *(Be specific)*

N/A

F. If an amendment provides for an exchange, reclassification, or cancellation of issued shares, provisions for implementing the amendment if not contained in the amendment itself:
(*if not applicable, indicate N/A*)

N/A

The date of each amendment(s) adoption: March 15, 2017, if other than the date this document was signed.

Effective date if applicable: ______________________________

(no more than 90 days after amendment file date)

Note: If the date inserted in this block does not meet the applicable statutory filing requirements, this date will not be listed as the document's effective date on the Department of State's records.

Adoption of Amendment(s) **(CHECK ONE)**

■ The amendment(s) was/were adopted by the shareholders. The number of votes cast for the amendment(s) by the shareholders was/were sufficient for approval.

☐ The amendment(s) was/were approved by the shareholders through voting groups. *The following statement must be separately provided for each voting group entitled to vote separately on the amendment(s):*

"The number of votes cast for the amendment(s) was/were sufficient for approval

by ______________________________."

(voting group)

☐ The amendment(s) was/were adopted by the board of directors without shareholder action and shareholder action was not required.

☐ The amendment(s) was/were adopted by the incorporators without shareholder action and shareholder action was not required.

Dated March 23, 2017

Signature Kenneth W. Timbrook

(By a director, president or other officer – if directors or officers have not been selected, by an incorporator – if in the hands of a receiver, trustee, or other court appointed fiduciary by that fiduciary)

Kenneth W. Timbrook

(Typed or printed name of person signing)

Corporate Secretary

(Title of person signing)